UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT FUNDS

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Russell Investment Company

Inbound Closed, Call In Queue

and End of Campaign Script

Meeting Date: May 3, 2016

Toll Free #: (844) 700-1478

INBOUND - CLOSED MESSAGE:

“Thank you for calling the BFDS Proxy Line on behalf of Russell Investment Company. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Thursday, 9:00 AM to 10:00 PM. Eastern Time, 9:00 AM to 6:00 PM Eastern time Fridays, or between 10:00 AM and 6:00 PM Eastern time on Saturdays. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the BFDS Proxy Line on behalf of Russell Investment Company. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the BFDS Proxy Line on behalf of Russell Investment Company. The Special Meeting of Shareholders has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls.

If you have questions about your Russell Investment Company account, please contact your Financial Advisor or call Russell Investment Company directly at 1-800-787-7354. Thank you for investing with Russell Investments.

Russell Investment Company

Inbound Script

Meeting Date: May 3, 2016

Toll Free #: (844) 700-1478

Greeting:

Hello, thank you for calling Russell Investment Company proxy information line. My name is                     , may I have your name please?

Thank you Mr./Ms.                    . Are you calling regarding the upcoming Special Shareholder meeting?

IF YES:

The Board of Trustees recommends a vote “FOR” the proposal.

Would you like to vote along with the recommendation of the Board?

If Yes: Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist on behalf of Russell Investment Company.

Today’s date is                     and the time is                     Eastern Time.

Mr./Ms.                     , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposal as set forth in the proxy materials you received and we will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-844-700-1478. Thank you very much for your participation and have a great day/evening.

If No: How would you like to cast your vote on the proposals?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist on behalf of Russell Investment Company.

Today’s date is                     and the time is                     Eastern Time.

Mr./Ms.                     , I have recorded your [repeat vote intention] vote, with respect to the proposal as set forth in the proxy materials you received and we will be mailing you a written confirmation of your vote within 72 hours.

Russell Investment Company

Inbound Script

Meeting Date: May 3, 2016

Toll Free #: (844) 700-1478

If you wish to make any changes you may contact us by calling 1-844-700-1478. Thank you very much for your participation and have a great day/evening.

IF NO:

How may I help you today? (Go to Q&A in the proxy statement to answer any questions.)

If a non-proxy related question, respond:

Mr./Ms.                     . I apologize I do not have access to that information; please feel free to call Russell Investment Company directly at 1-800-787-7354.

IF NOT SURE HOW TO VOTE:

You may cast a FOR vote, an AGAINST Vote or an ABSTAIN vote on the proposal.

How would you like to cast your vote on the proposal?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist on behalf of Russell Investment Company.

Today’s date is                      and the time is                      Eastern Time.

Mr./Ms.                     , I have recorded your vote to (repeat vote intention) with respect to the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (844) 700-1478. Thank you very much for your time and your vote. We hope you have a great day/evening.

What am I being asked to vote on?

Approval of a new investment advisory agreement between each Fund for which you own shares and Russell Investment Management Company, each Fund’s current investment adviser (who is referred to as “RIMCo”), as a result of a transaction involving the sale of Frank Russell Company’s asset management business (including RIMCo).

Russell Investment Company

Inbound Script

Meeting Date: May 3, 2016

Toll Free #: (844) 700-1478

Closing:

Again, my name is                     , a proxy voting specialist on behalf of Russell Investment Company.

If you wish to make any changes you may contact us by calling 1-844-700-1478. Thank you very much for your participation and have a great day/evening.

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